UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant [x] Filed by a Party other than the Registrant [ ]
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[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[x]    Soliciting Material under §240.14a 12
LIVEPERSON, INC.
___________________________________________
(Name of Registrant as Specified In Its Charter)
____________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[ ]    Fee computed on table below per Exchange Act Rules 14a 6(i)(1) and 0-11.
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(1)    Amount Previously Paid:              _______________________________________________________________________________________
(2)    Form, Schedule or Registration Statement No.:         _______________________________________________________________________________________
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On March 3, 2022, LivePerson, Inc. (the “Company”) sent an email to its employees in connection with the Company’s 2022 Annual Meeting of Shareholders. A copy of such communication can be found below.

Hello LivePersons:

You may have seen that a well-known investment fund called Starboard has become an investor in LPSN. Because of Starboard's high profile, we may see some continued media interest in this investment.

As with any shareholder, we welcome Starboard’s interest, and it is ultimately a signal of confidence in the value of our company. It is also worth noting that it is common for public companies, including some of the best-known in Tech, to see interest and activity from this type of investor.

As is common for this type of investor when holding a significant equity stake, Starboard has indicated that it will propose three individuals to stand for election to our Board of Directors at our 2022 Annual Meeting of Stockholders later this year. Our Board has an established process in place to evaluate director nominees, and will review and consider Starboard’s director candidates accordingly.

John Collins and I, along with Richard Gu, SVP Investor Relations, have opened a communication channel with Starboard and we will be open to their thoughts and feedback, as we are open to all shareholder feedback.

Thank you for your ongoing commitment, innovation and great work to create the foundations for our continued and scalable growth. I look forward to a great 2022!

If you receive any external inquiries regarding this topic please refer them to Richard Gu. Rgu@liveperson.com. Information about our annual meeting of stockholders can be found Here.

Best,
Rob

Annual Meeting Legal Information

LivePerson intends to file a proxy statement and GOLD proxy card with the SEC in connection with the solicitation of proxies for LivePerson’s 2022 Annual Meeting of Stockholders (the “Proxy Statement” and such meeting the “2022 Annual Meeting”).

LivePerson, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting.

Information regarding the names of LivePerson’s directors and executive officers and their respective interests in LivePerson by security holdings or otherwise is set forth in LivePerson’s proxy statement for the 2021 Annual Meeting of Stockholders, filed with the SEC on April 26, 2021 (the “2021 Proxy Statement”).

To the extent holdings of such participants in LivePerson’s securities have changed since the amounts described in the 2021 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in LivePerson’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 28, 2022. Details concerning the nominees of LivePerson’s Board of Directors for election at the 2022 Annual Meeting will be included in the Proxy Statement.

BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF LIVEPERSON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will also be able to obtain a copy of the definitive Proxy Statement and other documents filed by LivePerson free of charge from the SEC’s website, www.sec.gov. LivePerson’s stockholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to LivePerson, Corporate Secretary, LivePerson Inc., 530 7th Avenue, New York, New York 10018, or from the Company’s website, https://www.liveperson.com.